Exhibit 23.4

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426        (614) 766-1459 FAX

March 12, 2021

The Boards of Directors

Cullman Bancorp, Inc.

Cullman Savings Bank

216 Second Avenue S.W.

Cullman, Alabama 35055

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by Cullman Bancorp, Inc., with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form FR MM-AC to be filed with the Board of Governors of the Federal Reserve System, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal report and any report updates and our statements concerning subscription rights and liquidation accounts in such filings, including the prospectus of Cullman Bancorp, Inc.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller

President

MRK:jmm